Exhibit 10.1

Morgan Stanley Senior Funding Inc.	1585 Broadway New York NY 10036 tel 212 761 4000

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January 6, 2004

Capital One Bank

Capital One, F.S.B.

Capital One Financial Corporation

Capital One Bank (Europe) plc

1680 Capital One Dr.

McClean, VA 22101-2980

JPMorgan Chase Bank, as Administrative Agent

Loan & Agency Services

1111 Fanin, 10th Floor

Houston, TX 77002

Attention: Mr. Jeremy M. Jones

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of May 5, 2003 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Capital One Financial Corporation, Capital One Bank, Capital One, F.S.B., Capital One Bank (Europe) plc, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

This Commitment Increase Letter is delivered pursuant to Section 2.10 of the Credit Agreement.

If, prior to the execution and delivery of this Commitment Increase Letter, the undersigned is a Lender already party to the Credit Agreement, then the undersigned hereby agrees that, effective as of the Commitment Increase Date set forth below, the Commitment of such Lender set forth below is increased by an amount equal to the “Commitment Increase Amount” set forth below.

If, prior to the execution and delivery of this Commitment Increase Letter, the undersigned is not a Lender already party to the Credit Agreement, then the undersigned hereby agrees that, effective as of the Commitment Increase Date set forth below, the undersigned shall have a Commitment in an amount equal to the “Commitment Increase Amount” set forth below.

Morgan Stanley Senior Funding Inc.	1585 Broadway New York NY 10036 tel 212 761 4000

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Commitment Increase Date:	January 29, 2004

Commitment Increase Amount:	$85,000,000

The undersigned agrees with the Borrowers and the Administrative Agent that the undersigned will, from and after the Commitment Increase Date, be a “Lender” under the Credit Agreement (if not already a “Lender” thereunder) and perform all of the obligations of the undersigned as a “Lender” under the Credit Agreement in respect of the Commitment Increase Amount (together with, if already a “Lender” under the Credit Agreement, the Commitment(s) of the Lender in effect immediately prior to the execution and delivery of this Commitment Increase Letter).

This Commitment Increase Letter shall be governed by and construed in accordance with the law of the State of New York without reference to choice of law doctrine.

Very truly yours, Morgan Stanley Senior Funding

By	/s/ Jaap L. Tonckens

Title:	Jaap L. Tonckens Vice President Morgan Stanley Senior Funding